UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2014

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-35779 (Commission File Number)	75-2771546 (I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On November 12, 2014, USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), and USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. (each a “Sales Agent” and collectively the “Sales Agents”). Pursuant to the terms of the Agreement, the Partnership may sell, from time to time, through or to the Sales Agents, common units representing limited partner interests in the Partnership up to an aggregate offering amount of $150,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed between the Partnership, the General Partner and any Sales Agent.

The Partnership intends to use the net proceeds of any sales pursuant to the Agreement, after deducting the Sales Agents’ commissions and offering expenses, for general partnership purposes, including repayment of debt, acquisitions and capital expenditures. Amounts repaid under the Partnership’s revolving credit facility may be re-borrowed pursuant to the terms thereof.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to any Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Sales Agent.

The Common Units to be issued pursuant to the Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-193724), which was declared effective by the Securities and Exchange Commission on April 23, 2014.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Sales Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

Each of the Sales Agents or their affiliates have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. The Sales Agents or their affiliates have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of each of the Sales Agents are lenders under the Partnership’s revolving credit facility.  To the extent the Partnership uses proceeds from any sales pursuant to the Agreement to repay borrowings the revolving credit facility, such affiliates will receive a portion of the proceeds from any such sales.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit Number	Description
1.1

Equity Distribution Agreement, dated November 12, 2014, by and among USA Compression Partners, LP, USA Compression GP, LLC, and UBS Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP LLC, its general partner

Date: November 12, 2014	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1

Equity Distribution Agreement, dated November 12, 2014, by and among USA Compression Partners, LP, USA Compression GP, LLC, and UBS Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).